UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — December 26, 2006 (December 19, 2006)

MDC PARTNERS INC.
(Exact name of registrant as specified in its charter)

Canada (Jurisdiction of Incorporation)	001-13718 (Commission File Number)	98-0364441 (IRS Employer Identification No.)

45 Hazelton Ave., Toronto, Ontario, Canada M5R 2E3
(Address of principal executive offices and zip code)

(416) 960-9000
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞  Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

⃞  Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

⃞   Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 19, 2006, the Company’s Board of Directors met to consider the findings of its Special Committee regarding its voluntary review of the Company’s historical stock option grant activity. At this meeting, the Board of Directors approved the recommendations of the Special Committee, as disclosed in more detail in the Company’s Current Report on Form 8-K filed on December 22, 2006.

Following this meeting, on December 19, 2006, one of the Company’s directors, Thomas Davidson (Chairman of the Audit Committee), submitted his proposed resignation to the Chairman of the Board of Directors. A copy of Mr. Davidson’s email correspondence is attached hereto as Exhibit 99.1. Mr. Davidson did not concur with the Special Committee’s recommendation that members of the Compensation Committee should reimburse the Company for fees paid at Compensation Committee meetings at which equity incentive awards were granted prior to 2004. However, Mr. Davidson did agree to pay to the Company all amounts requested.

Subsequently, on December 20, 2006, Mr. Davidson discussed his offer of resignation with the Chairman of the Board and the Company’s Presiding Director. The Chairman and the Presiding Director declined to accept Mr. Davidson’s offer of resignation, and Mr. Davidson withdrew his offer of resignation. Effective December 23, 2006, Thomas Davidson was formally reappointed as a member of the Board of Directors in accordance with applicable Canadian law.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1  Correspondence from Thomas Davidson, dated December 19, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: December 26, 2006	MDC Partners Inc.

	By:	/s/ Mitchell Gendel Mitchell Gendel General Counsel & Corporate Secretary